Exhibit 5.1

OPINION OF WILMER CUTLER PICKERING LLP

[Letterhead of Wilmer Cutler Pickering LLP] Exhibit 5.1

February 3, 2004

Mechanical Technology Incorporated

431 New Karner Road

Albany, NY 12205

Ladies and Gentlemen:

We have acted as securities counsel for Mechanical Technology Incorporated, a New York corporation (the "Company"), in connection with its filing on the date hereof with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 6,348,790 shares (the "Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"), including 1,418,842 Shares (the "Issued Shares") issued to the selling securityholder listed in the Registration Statement (the "Selling Securityholder") on January 29, 2004 and 4,965,948 Shares (the "Additional Shares") that may be issued to and offered from time to time by the Selling Securityholder as described in the Registration Statement.

We have examined originals, photocopies or conformed copies of all such records of the Company and its subsidiaries, all such agreements and certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed, including, without limitation, the Company's bylaws and certificate of incorporation, each as amended to the date hereof (the "Charter Documents"). As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinion set forth below, we have assumed that (i) all signatures on all documents examined by us are genuine; (ii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iii) each natural person signing any document reviewed by us had the legal capacity to do so; (iv) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (v) a prospectus and any applicable prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby; (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the prospectus and the applicable prospectus supplement; and (vii) there will be sufficient shares of Common Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

Mechanical Technology Incorporated

February 3, 2004

Based upon and subject to the foregoing, we are of the opinion that (1) the Issued Shares have been duly authorized and are legally issued, fully paid and non-assessable, and (2) the Additional Shares will be legally issued, fully paid and non-assessable when (a) with respect to Additional Shares in excess of 19.99% of the outstanding Common Stock immediately prior to the Company entering into the agreement (the "Fletcher Agreement") with Fletcher International, Ltd. ("Fletcher") described in the Registration Statement, the Company's shareholders have taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (b) certificates representing the Additional Shares have been duly executed, countersigned, registered and delivered in accordance with the Fletcher Agreement upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York.

Very truly yours,

WILMER CUTLER PICKERING LLP

By: s/ Knute J. Salhus

Knute J. Salhus, a partner